Exhibit 10.24

AGREEMENT OF LEASE

BETWEEN:	INDUSTRIAL-ALLIANCE LIFE INSURANCE COMPANY in the form of a Mutual life insurance company constituted under an Act respecting insurance (R.S.Q. chapter A-32) having its head office at 1080 Chemin Saint-Louis, Sillery, Province of Quebec, G1K 7M3 and having its establishment directly concerned at the same address herein acting and represented by declared duly authorized for the purposes hereof by a resolution of the board of directors adopted at a meeting held on 199 .

(hereinafter called the “Lessor”)

AND:	PRIMERICA LIFE INSURANCE COMPANY OF CANADA in the form of life insurance company incorporated under the Insurance Companies Act of Canada, having its head office at 350 Burnhamthorpe Road West, suite 301, Mississauga, Province of Ontario, L5B 3J1 and having its establishment directly concerned at 1600, boulevard Saint-Martin Est, Laval, Province of Quebec herein acting and represented by declared duly authorized for the purposes hereof by a resolution of the board of directors adopted at a meeting held on 199 .

(hereinafter called the “Lessee”)

THE PARTIES HERETO MUTUALLY AGREE AS FOLLOWS:

1. In consideration of a rent and each and every term and condition of an agreement of principal lease executed on April 16th – 1996 the Lessor leases to the Lessee the premises with an area of one thousand and eleven (1.011) square feet in an immovable known as Place Val-des-Arbres, Tour “A” situated at 1600, boulevard Saint-Martin Est, in the City of Laval, Province of Quebec, known and designated as:

the lot number seven hundred and nine (lot 709) of the Official Plan and in the Book of Reference for the Parish of Saint-Martin registration division of Laval;

(hereinafter “Property”).

2. The Lessor acquired the Property by deed of sale published in the registry office for the registration division of Laval on the December 20, 1984 under the number 568492.

3. The term of the lease expires on the thirty-first (31st) day of December, 1998 and the Lessee has the option of one (1) additional consecutive term of renewal of five (5) years.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED:

At Sillery, this 16th day of April 1996.

Witnesses:	INDUSTRIAL - ALLIANCE LIFE INSURANCE COMPANY “Lessor”

/s/ ILLEGIBLE	Per:	/s/ ILLEGIBLE

/s/ ILLEGIBLE	Per:	/s/ ILLEGIBLE

At MISSISSAUGA this 22nd day of March 1996.

PRIMERICA LIFE INSURANCE COMPANY OF CANADA “Lessee”

/s/ Linda L. Caccaro	Per:	/s/ ILLEGIBLE

/s/ Linda L. Caccaro	Per:	/s/ ILLEGIBLE

Place Val des Arbres

Tour A

CONVENTION DE BAIL

entre

L’Industrielle-Alliance

Compagnie d’Assurance sur la Vie

et

PRIMERICA LIFE INSURANCE COMPANY OF CANADA

Locataire(s)

Pour le local n° 740 Superficie 1,011 pi2 — m2

Au 1600 boulevard Saint-Martin Est, Laval

Adresse

du ler janvier 1994 au 31 décembre 1998

AGREEMENT OF LEASE ENTERED INTO AT THE CITY OF                              DISTRICT OF                             , PROVINCE OF QUEBEC, AS OF THE      DAY OF             , 19    .

BY AND BETWEEN:	INDUSTRIAL-ALLIANCE LIFE INSURANCE COMPANY in the form of a Mutual life insurance company constituted under an Act respecting insurance (R.S.Q. chapter A-32) having its head office at 1080 Saint-Louis Road, Sillery, Province of Quebec, G1K 7M3 and having its establishment directly concerned at the same address herein acting and represented by M. CLAUDE TESSIER its and M. JACQUES TACHE its declared duly authorized under a resolution passed at a meeting of the board of directors of the aforesaid company, held on February 21, 1995.

(hereinafter referred to as “the LESSOR”)

AND:	PRIMERICA LIFE INSURANCE COMPANY OF CANADA in the form of life insurance company incorporated under the Insurance Companies Act of Canada, having its head office at 350 Burnhamthorpe Road West, suite 301, Mississauga, Ontario, L5B 3J1 and having its establishment directly concerned at 1600 Saint-Martin Boulevard East, Laval, Province of Quebec herein acting and represented by its and its declared duly authorized under a resolution passed at a meeting of the investment committee of the aforesaid company, held on August 2, 1995.

(hereinafter referred to as “the LESSEE”)

WITHNESSETH:

SECTION I - DESCRIPTION OF PREMISES

1.01 The LESSOR does hereby lease the LESSEE who hereby accepts, after having visited the Premises and having declared being satisfied therewith, an emplacement having a surface of one thousand and eleven square feet (1,011 sq.ft.) including eighty-seven square feet (87 sq.ft.) for common area situated in the building known under the name of Place Val-des-Arbres, Tour “A” said emplacement being situated on the seventh (7th) floor of the building, the whole as more fully described in Schedule “A” forming an integral part hereof.

The immoveable, where are situated the Premises bears civic number 1600, boulevard East St-Martin, Laval, Province of Quebec and is built on lot number SEVEN HUNDRED AND NINE (lot 709) of the Official Plan and in the Book of Reference for the Parish of St-Martin, registration division of Laval.

SECTION II - TERM

2.01 This Lease shall commence on the first (1st) day of January, 1994 and shall terminate on the thirty-first (31st ) day of December, 1998, unless otherwise terminated at an earlier date, according to the terms of this Lease.

2.02 The LESSEE shall give the LESSOR at least Three (3) months’ written notice prior to the expiration of this Lease or any renewal thereof of its intention to vacate the Premises on or before such date. In default whereof the LESSOR may at its option given written notice to the LESSEE within a period of not less than two (2) months before such date that this Lease shall be renewed for a further period of twelve (12) months from the said date of expiration under the same terms and conditions of this Lease as they exist on the said date of termination. In default of such notice from the LESSOR, this Lease shall terminate without notice or delay on the date above stated. Should the LESSEE remain in occupation of the Premises after the expiration of the present Lease without having executed a new written Lease with the LESSOR, such occupation shall not be interpretated as being a renewal or an extension of this Lease. In such event, the LESSOR may, at its option, elect to treat the LESSEE as one who has not vacated at the end of its term and the LESSOR shall be entitled to all remedies against the LESSEE provided by law in such a situation, or the LESSOR may elect to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to its duration and except as to the monthly rental which shall then be fixed at double the monthly rental payable in the preceding year.

SECTION III - RENTAL

3.01 This Lease is made in consideration of the payment of an annual rental of seven thousand five hundred and eighty-two dollars and fifty cents (7,582.50$) which the LESSEE undertakes to pay to the LESSOR in canadian currency at the principal place of business of the LESSOR, without the latter having to make any demand for such rental, in monthly installments of six hundred thirty-one dollars and eighty-eight cents (631.88$); this rental is payable in advance on the first day of each month during all the term of this Lease. The amount of any installment which corresponds to a leasing term of less than one (1) month shall be calculated according to the number of days in which the Premises were occupied.

The rental payable in accordance with this section is based on a net-net rental of seven dollars and fifty cents per square foot (7.50$ sq.ft.) per annum, the LESSEE and the LESSOR agreeing that this Lease is a net-net type Lease.

SECTION IV - NET-NET LEASE

4.01 LESSEE acknowledges that the rental set out in Section III above shall be absolutely “net-net” to the LESSOR; LESSOR shall not be responsible for any costs, charges, expenses or outlays of any nature or kind whatsoever arising from or relating to the Premises, the contents thereof, or the business carried on therein, and LESSEE shall pay all charges, impositions, costs and expenses of every nature and kind relating to the Premises, the contents thereof, and the business carried on therein as well as LESSEE’s Proportionate share (as hereinafter defined) of all charges, impositions, costs and expenses relating to the Land and Building, including the common areas and facilities, save only as herein expressly set forth to the contrary.

SECTION V - REAL ESTATE TAXES AND OPERATING EXPENSES

5.01	For the purposes of this section V:

a)	“Real estate taxes”, means all taxes, rates and assessments, general or special, or any other taxes, rates, assessments, levies and impositions which are now or whick may ever be levied or imposed against the Land and Building for municipal, school, urban community, public betterment, general, local improvement or other purposes but excluding LESSOR’s federal and provincial income taxes other than the tax on capital (the latter forming part of the Real estate taxes for the purposes hereof). If the system of taxation now in effect is changed or altered and that any new tax or levy be imposed or levied on the Land and Building and/or on the owner of the Land and Building and/or on the revenues therefrom in substitution for or in addition to all taxes presently levied or imposed on immoveables, the term “Real estate taxes” shall include such new tax or levy. If the competent authorities shall at any time decide to eliminate any tax, rate, assessment or imposition whatsoever which composes part of the Real estate taxes, LESSOR shall eliminate same from the Real estate taxes for purposes of the application of this clause;

b)	“Lease year” means a period of twelve (12) calendar months commencing on the first day of January and ending on the last day of December;

c)

“Operating expenses” means any and all costs and expenses incurred by the LESSOR in connection with the operation, maintenance, replacement and repair of the Land and Building and, by way of example only, but without limiting the generality of the foregoing, shall include any and all of the following: the costs for operating, maintaining, repairing, and replacing the heating, ventilation and air conditioning systems: management costs, fees, and expenses; salaries, wages, medical, surgical, and general welfare benefits (including group insurance and pension plans for the employees), payroll taxes, workmen’s compensation insurance, and unemployment insurance contributions on behalf of the employees of the LESSOR (including the Building

Manager but excluding all executive personal) engaged in the operation, maintenance, repairs or replacement of the Land and Building; security personal and the security systems; electricity (except as charged to tenants), fuel, water (including sewer rental) and other utilities, taxes, charges and expenses; all insurance costs, premiums and the deductibles, for fire, casualty, liability, property damage, boiler, loss or rental, and such other form or forms of insurance relating to the Land and Building from time to time secured by the LESSOR; all of the costs, charges and expenses relating to the cleaning, maintenance, supervision, operations, repairs and replacement of the Land and Building including, without limiting the generality of the foregoing, the Building itself, the garage, the parking facilities, the elevators as well as the common areas and facilities; building and cleaning supplies, cleaning of windows and exterior walls; cleaning, repair and maintenance of the land (including snow removal) and the maintenance of landscape improvements; service contracts with independant contractors for maintenance, elevators, cleaning, garbage removal, security operations and repairs; telephone, telegraph and stationery; audit and accounting fees and legal costs and expenses; water and business taxes (except those charges to the LESSEE), licenses costs and fees, interest expense and finance charges (excluding interest on any hypothec or trust deed affecting the Land and Building); general overhead and administrative expenses.

The operating expenses shall exclude:

•

Any expense covered by an input tax credit or other credit or reimbursement contemplated by any law, regulation, decree, order or other legal measure in force, which benefits the LESSOR in respect of any tax on goods and services;

•

The costs of any replacement of or repair of a non-recurring nature to the structure of the Building (provided however that the said repairs were not required by virtue of LESSEE’s negligence or any person for whom he is responsible);

•	The costs attributable to any modification of the structure of the Building;

•

Any expense covered by proceeds of insurance received by the LESSOR or which the LESSOR would have received if it had diligently processed its claim for insurance on the occurrence of an insurable loss in virtue of insurance policies then in force or which would have been in force if it had paid its premiums therefor or otherwise complied with the provisions of such policies. Moreover, same shall apply if the LESSOR failed to carry insurance which is appropriate for an owner such as the LESSOR to carry on a property such as the Building subject to the usual deductibles;

•	Any amount recoverable in accordance with a legal or contractual warranty;

•	Depreciation of the Building and its original components;

•	Costs which are properly the responsibility of another tenant if it were not for an exemption granted by the LESSOR;

•	Any cost incurred for the benefit of or as a consequence of an obligation attributable to another tenant, the LESSOR or a third party, however arising;

•	Costs incurred when LESSEE was not a tenant of the Building, such as original construction costs of the Building;

•	Fees associated with marketing, brokerage, space planning, tenant allowances, market studies, publicity and other expenses of a similar nature;

•	Any capital payments, interest charges, legal costs or other costs resulting from financings or refinancings of the Building;

•	Any loss attributable to a bad debt, loss of rentals or similar charges;

•

Costs or penalties incurred as a consequence of a default by the LESSOR to respect its, obligations to its hypothecary creditors or to any other party having secured financing affecting the Building or the Land;

•	Any damage, penalty or fine imposed as a result of damage to the environment for which LESSEE is not responsible;

•	Any risk which, according to the terms and conditions of the Lease, is not LESSEE’s responsibility;

•	Any expense, interest, penalty or fine or other damage attributable to the negligence of the LESSOR, another tenant or any third party; and

d)	“LESSEE’s proportionate share” means one point twenty-one per cent (1.21%).

5.02 Throughout the term of the present Lease, any renewal thereof and/or holding over thereunder, LESSEE shall pay, as an additional annual rental LESSEE’s proportionate share of the Real estate taxes. During the first and last years of the term of the present Lease (provided that such year or years represents less than one complete fiscal year), the amount that LESSEE shall be required to pay in virtue of this Section shall be subject to a daily adjustment.

Notwithstanding the foregoing, the share payable by the LESSEE for the surtax on non-residential property will be whether the proportionate share as established hereabove or the share of the said surtax attributable to the Premises by the municipality, at the sole discretion of the LESSOR. This surtax is payable in whole in the next thirty (30) days following reception by the LESSEE of an invoice transmitted by the LESSOR.

5.03 On or before the commencement of the term of this Lease, LESSOR shall invoice LESSEE for LESSEE’s proportionate share of the Real estate taxes for the then current taxe year(s) which LESSEE shall pay within thirty (30) days of receipt of such invoice or, should LESSOR not know the amount of the Real estate taxes for such taxation year(s), LESSOR shall estimate the amount of LESSEE’s proportionate share of Real estate taxes for the then current taxation year and shall invoice LESSEE therefor which LESSEE shall pay to LESSOR advance on the first day of each calendar month by way of equal consecutive monthly installments. When actual bills for all or any portion of the Real estate taxes are received, LESSOR shall invoice LESSEE for LESSEE’s proportionate share of same less all amounts previously paid by LESSEE on the basis of its estimated proportionate share by way of the installments herebefore mentioned and LESSEE shall pay to LESSOR such amount within thirty (30) days of receipt of said invoice.

5.04 In addition to LESSEE’s obligation to pay LESSOR’s invoice for Real estate taxes when the actual bills are received LESSEE shall continue to make the aforementioned monthly installments on account of estimated future Real estate taxes on the same basis or on the basis of LESSOR’s new estimate, as the case may be, and so on from time to time.

5.05 Any expenses incurred by the LESSOR in obtaining or attempting to obtain a reduction of Real estate taxes shall be added to and included in Real estate taxes. In the event that LESSEE shall have paid any amount of Real estate taxes pursuant to this Section V and LESSOR shall thereafter receive a refund of any portion or the Real estate taxes on which such payment shall have been based, LESSOR shall pay to LESSEE LESSEE’s proportionate share of such refund.

5.06 LESSOR shall have no obligation to contest, object to or litigate the levying or imposition or Real estate taxes and/or any valuation imposed with respect thereto and may settle, compromise, consent to, waive or otherwise determine in its sole discretion all matters and things relating thereto. LESSEE waives and renounces to its right to contest, object to or litigate the levying or imposition of Real estate taxes and/or any valuation imposed with respect thereto.

5.07 Should, at any time, the taxation authorities directly attribute any part of the Real estate taxes to the Premises or the improvements therein, LESSEE shall pay for same in addition to LESSEE’s proportionate share of the Real estate taxes (to be deducted from the said Real estate taxes the amount, if any, directly attributed by the taxation authorities to other Premises or improvements in the building), the whole in the manner and subject to the conditions hereinabove set forth.

5.08 Throughout the term of the present Lease, any renewal thereof and/or holding over thereunder, LESSEE shall pay as an additional annual rental LESSEE’s proportionate share of the operating expenses.

During the first and last years of the term of this Lease (provided that such year or years represents less than one complete Lease year) the amount that LESSEE must pay in accordance with this Section shall be subject to a daily adjustment.

5.09 On or before the commencement of the term of this Lease, LESSOR shall estimate the amount of LESSEE’s proportionate share or operating expenses for the then current Lease year and shall invoice LESSEE therefor which LESSEE shall pay to LESSOR in advance, on the first day of each calendar month, in equal consecutive monthly installments. At the end or each Lease year, LESSOR shall furnish LESSEE with a statement prepared by an independent firm of chartered accountants establishing the actual operating expenses for such year and the amount thereof payable by LESSEE pursuant to this Section V, said statement to show in reasonable detail the information relevant to the calculation and determination thereof. If such amount is greater or less than the payments on account thereof made by LESSEE according to LESSEE’s proportionate share, made pursuant to this Section V, appropriate adjustments shall be made. Thereafter, LESSEE shall continue to make the aforementioned monthly installments on account of the estimated operating expenses for the ensuing Lease year on the same basis or on the basis of LESSOR’s new estimate of same which shall have been furnished to the LESSEE’ as the case may be, and so on from time to time.

5.10 Failure or delay on the part of the LESSOR to avail itself of the provisions of this Section V shall not in any way be interpreted so as to constitute any waiver or renunciation of its rights provided herein.

SECTION VI - USE OF PREMISES

6.01 The LESSEE shall not use the Premises for any other purpose than the following and shall maintain such use: licensing department office, sale of financial products and related activities.

SECTION VII - READINESS FOR OCCUPATION

7.01 The LESSOR shall not be liable for any damages which the LESSEE could suffer in the event that the Premises are not ready for occupation on the date herein specified, it being understook that, in such a case, this Lease shall remain in full force and effect except that the rental shall be calculated as of the date that the LESSOR’s work has been substantially completed or as of the date they would have been substantially completed had the LESSEE not delayed the LESSOR in the completion of the LESSOR’s work.

SECTION VIII - SERVICES

8.01	a)	Business hours. The LESSOR shall keep the Building between the hours of 8:30 a.m. and 6:00 p.m. during every general business day of the year excepting Saturdays, Sundays, national, legal and recognized holidays or such other days that are proclaimed as holidays by the federal, provincial or municipal authorities. The LESSOR shall make reasonable provision to allow access by the LESSEE to the Premises at any other times;

	b)	The Premises are adequately cleaned after each general business day excepting Saturdays; on Saturdays and legal holidays, the cleaning is done at the discretion of the LESSOR; the latter may do the cleaning between 6:00 p.m. and 6:00 a.m. every day, as of 1:00 p.m. on Saturdays and at any time on Sundays and legal holidays. The LESSEE must have the Premises sufficiently orderly in order that the cleaning may be done. Should the LESSEE wish that a special cleaning be made, in addition to that which is assured by the LESSOR, LESSEE must itself and at its own costs take the necessary measures after having obtained the written authorization from the LESSOR;

	c)	Heating. The LESSOR shall keep the Premises reasonably heated;

	d)	Air conditioning. The LESSOR shall provided a reasonable air conditioning system. Any special requirements or equipments which do not conform with the normal standards if the Building shall be at LESSEE’s sole expenses;

	e)	Elevators. The LESSOR shall assure the operation of the elevators for passengers situated in the Building;

	f)	Lighting. The LESSOR shall supply the standard Building lighting fixtures as well as lamps, bulbs, starters and ballasts at its cost at the commencement of this Lease Replacement of lamps, bulbs, starters and ballasts shall thereafter be at the responsibility and cost of the LESSEE;

	g)	Public Areas. The LESSOR must maintain toilet facilities in accordance with the Building Code standards.

8.02 The cost of the hereabove-mentioned services shall constitute a part of the Operating expenses excepting the extra heating and air conditioning required for the special needs of the LESSEE which shall then be assumed by the LESSEE at its own expenses.

SECTION IX - BUSINESS AND WATER TAXES

9.01 The LESSEE shall pay, as and when due, all water taxes business taxes or other similar rates and taxes which may be levied or imposed upon the Premises or upon the business carried on therein and also all other rates and taxes which are or may be payable by the LESSEE as tenant or occupant thereof. If the mode of collecting such taxes be so altered as to make the LESSOR and/or the proprietor liable therefore instead of the LESSEE, or if by law, regulation or otherwise such taxes are made payable by landlords or proprietors or if one account is rendered for such taxes covering the entire Building or a portion thereof greater than that occupied by the LESSEE, the LESSOR will pay such accounts and the LESSEE will repay the LESSOR, as additional rent, on demand, the amount of the benefit derived by the LESSEE from such change or the LESSEE’s proportionate share of the total account rendered, as the case may be.

SECTION X - SECURITY

10.01 The LESSEE shall garnish the Premises and keep furniture, fixtures and other equipment therein in sufficient quantity and value to guarantee the payment of twelve (12) months’ rent.

10.02 The LESSEE warrants that all of the furniture, fixtures and other equipment garnishing the Premises are free and clear of all hypothecs, prior claims or other charges. The LESSEE also warrants that they are not subject to any instalment sale, sale with right of redemption of leasing contract. To guarantee the performance of its obligations under this Lease, the LESSEE hypothecates to and in favour of the LESSOR up to the extent of thirty-seven thousand nine hundred and twelve dollars and fifty cents (37,912.50$) the universality of furnitures, fixtures and equipment, present and future, garnishing the Premises.

10.03 The LESSEE shall deposit with the LESSOR, as a pledge, an amount equal to that provided in Section 10.02 to guarantee the same items if:

10.03.1	at any time the value of the movables, fixtures or other equipment garnishing the Premises is insufficient to guarantee the payment of twelve (12) months’ rent; or

10.03.2	upon the LESSEE’s demand, the LESSOR agrees, without being obliged, to grant priority of rank of its hypothec to a creditor which is a financial institution dealing at arm’s length with the LESSEE, in order to permit the LESSEE to obtain financing for its operations or its capital assets.

SECTION XI - ASSIGNMENT AND SUBLETTING

11.01 The LESSEE shall not assign this Lease nor sublet the Premises or any part thereof or allow the Premises or any part thereof to be used by another without the prior written consent of the LESSOR, which consent shall not be unreasonably withheld. LESSOR’s refusal of consent shall be deemed reasonable (without in any way restricting LESSOR’s right to refuse its consent on other reasonable grounds) where the assignee or sub-tenant proposed by the LESSEE is then a tenant of the Building and the LESSOR has or will have during the next ensuing six (6) months suitable space for rent in the Building, where the intented use of the Premises by the proposed assignee or sub-tenant conflicts with exclusive rights granted other tenants or occupants of the Building, where the proposed use does not conform with the use described in Section 6.01, where the proposed assignee or sub-tenant does not intend to bona fide physically occupy and carry on business from the Premises, or if the proposed assignment or subletting must intervene before the LESSEE has even bona fide physically occupied the Premises and carried on business from the Premises. The consent of the LESSOR to any such assignment, sublease or use of the Premises by a third party must not be deemed to constitute a waiver or this clause and shall not be deemed as a permission by the LESSOR for any further assignment, sublease or use by a third party. Alternatively (and without being obliged or affecting its other rights), the LESSOR shall have the right at its option to cancel this Lease, as, of, and from the date upon which the LESSEE wishes to assign this Lease or sublet the Premises or permit their use by a third party.

11.02 Notwithstanding any such assignment, subletting or use by a third party, the LESSEE shall remain jointly and severally responsible with the assignee, sublessee or user of the Premises, without benefit of division or discussion, for the payment of the rent and the performance of all other obligations of the LESSEE under this Lease.

11.03 LESSEE agrees to provide LESSOR with at least thirty (30) days’ prior written notice with the name, address, nature of business and credit references of the proposed assignee or sublessee as well as all details relating to the proposed assignment or sublease. Should LESSOR consent to same, LESSOR’s attorneys shall prepare, at LESSEE’s expense, the assignment or sublease documents to be signed by the LESSEE and the assignee or sub-tenant.

11.04 If in any time, the actuel control of the LESSEE is acquired or exercised by a person or persons who did not have the actual control at the date of the execution of this Lease, such event shall be deemed to be subletting and shall be subject to each and every provision of this Section.

11.05 The LESSEE shall not attempt to sublet or to assign the Premises without having first obtained the written approval of the LESSOR concerning the phraseology of all advertising, such approval not to be unreasonably withheld. The advertising must not, at any time, specify the rent.

SECTION XII - TENANT CARE

12.01 Throughout the term of this Lease, the LESSEE shall maintain and keep the Premises, including all replacements, alterations, additions and improvements thereto, in good order and condition and shall perform all tenant repairs required thereto. At the expiration of this Lease, the LESSEE shall deliver the Premises to the LESSOR in as good order and condition as they were at the commencement of the Lease, reasonable wear and tear excepted. In the event that LESSEE fails to comply with the obligation to maintain and repair imposed hereunder, the LESSOR, after giving written notice of five (5) days to the LESSEE, shall have the right to carry out such maintenance and repair and any and all costs so incurred by the LESSOR shall be payable by the LESSEE on demand.

12.02 The LESSEE must advise the LESSOR without delay and in writing, of all defects or all damages to the Premises or part thereof, no matter how such defects or damages arose.

SECTION XIII - REPAIRS, ALTERATIONS, ADDITIONS AND IMPROVEMENTS

13.01 The LESSOR must make, at his own expense, the improvements more fully described in Schedule “B” hereto. All improvements in and on the Premises other than those described in said Schedule “B” shall be the responsibility if the LESSEE and shall be made by LESSEE at its own expense, the whole subject to the terms and conditions hereafter set out.

13.02 All improvements, alterations, additions or repairs required or requested by the LESSEE may, at the option of LESSOR be carried out by the LESSOR or under the latter’s coordination in which event the LESSEE shall pay for the cost of same and shall furthermore pay to the LESSOR, on demand and as additional rental, an administration and coordination fee equal to fifteen per cent (15%) of the cost thereof. In addition, LESSEE shall pay for the cost of all architectural, engineering and/or working drawings and specifications prepared to comply with the LESSEE’s requirements, as well as a fee equal to fifteen per cent (15%) of such cost for LESSOR’s administrative and overhead costs. In any event, LESSEE shall be required to use LESSOR’s mechanical, electrical and plumbing trades for LESSEE’s mechanical, electrical and plumbing requirements which shall be coordinated by the LESSOR at LESSEE’s cost. The cost of such trades must be competitive and the trades should be at arm’s length from the LESSOR. The payments shall be made by means of a cash deposit and the occasional withdrawals therefrom, during the course of the work, shall be determined in a reasonable manner, from time to time, by the LESSOR.

13.03 Should the LESSOR decide not to do the repairs, alterations, additions or improvements necessary or requested by the LESSEE, the latter may not make itself the said repairs, alterations, additions, or improvements to the Premises without having obtained all of the necessary permits from the appropriate public authorities and without having obtained the prior written consent of the LESSOR, which consent shall not be unreasonably withheld.

The LESSEE shall be required to submit to the LESSOR accurate working drawings and specifications for all such improvements, alterations, additions or repairs. All such work shall be done by contractors approved by the LESSOR, which approval shall not be unreasonably withheld, but shall be conditional upon such contractors paying the cost of temporary services and coordination duing such construction, upon such contractors performing the work in accordance with such rules and regulations as the LESSOR may from time to time prescribe, upon such contractors carrying property damage and liability insurance satisfactory to the LESSOR for the operations in the Building and that the employees of such contractors do not contravene to nor cause any labor conflict by their presence in the Building. Furthermore, the LESSEE shall require that prior to entering the Premises or performing any work therein, the LESSEE contractors shall place in the hands of the LESSOR a waiver and release of any and all privileges or rights of privilege that may then or thereafter exist for work done, labour performed or to be performed or materials furnished under any contract and such contractors must agree to furnish to LESSOR a good and sufficient waiver of privilege for every sub-contractor and supplier furnishing labour and materials under the contract. The LESSEE shall be responsible for any costs and expenses of the LESSOR occasioned directly or indirectly by such work on or in the Premises. The cost of such improvements, alterations, additions or repairs shall be the sole responsibility of the LESSEE and if any payment in respect thereof shall be made by the LESSOR, the LESSOR hereby reserving the right to do so in its sole discretion, the same shall be immediately payable by the LESSEE on demand.

13.04 Any improvements, alterations, additions or repairs to or in the Premises (including all wall-to-wall carpets installed) shall, upon their completion, become a part of the Premises and the property of the LESSOR and shall be surrendered with the Premises upon termination of this Lease without any compensation due therefor by the LESSOR, provided, however, that the LESSOR shall have the option, in its sole discretion, to require the LESSEE to remove at LESSEE’s cost and under LESSOR’s coordination and direction all or any of such improvements, alterations, additions or repairs including such as may have been made by LESSOR at LESSEE’s request prior to or during the term of the Lease and to restore the Premises or any part thereof to their original condition, in which they were delivered to the LESSEE, reasonable wear and tear excepted.

SECTION XIV - MAJOR REPAIRS

14.01 Should any repairs, alterations, additions or improvements to the Premises and/or to the Building (which in accordance with this Lease are not LESSEE’s responsibility), be made by the LESSOR, the LESSEE shall permit same to be performed without being entitled to any indemnity or reduction in rental or any damages or compensation therefor. All such work shall be completed by the LESSOR with reasonable dispatch and the cost of same shall be included in Operating expenses.

SECTION XV - ACCESS TO PREMISES

15.01 The LESSOR, its agents and representatives, may enter the Premises with a 48 hours’ prior notice to the LESSEE save in the case of an emergency, to examine their condition to regulate the heating and air conditioning apparatus and for all other purposes which LESSOR may deem necessary for the proper functioning and maintenance of the Premises or of its equipement. The LESSEE shall allow the Premises to be exhibited on business days, during normal business hours, to persons interested in leasing the Premises and/or acquiring the Land and Building and/or advancing money upon the security of the Land and Building.

SECTION XVI - PROTECTION OF EQUIPMENT

16.01 The LESSEE shall protect all the heating and air conditioning apparatus, water, gas and drain pipes, water closets, sinks and accessories thereof in and about the Premises and keep same free from all obstructions that might prevent their free working and give to the LESSOR prompt written notice of any accident to or defects in same or any of their accessories. Any damage resulting from misuse or in the negligence of the LESSEE to protect same shall be the sole responsability of the LESSEE.

SECTION XVII - COMPLIANCE WITH LAWS AND INDEMNIFICATION

17.01 The LESSEE will not do nor permit anything to be done in, upon or about the Premises or the Building or bring or keep anything therein which will in any way conflits with the laws, rules, regulations, by-laws ordinances of the fire, police or health departments where are situated the Land and the Building, of the urban community (if such be the case) or of any other governmental authority having jurisdiction over the Premises, on the occupation of said Premises or over the business conducted therein by the LESSEE, all of which the LESSEE undertakes to abide by and conform to.

The LESSEE covenants and agrees that it will indemnify and hold harmless the LESSOR against any penalty imposed for or damage arising from the breach of any such rules, regulations, by-laws, or ordinances by the LESSEE or those for whom LESSEE may be held responsible.

17.02 The LESSEE shall pay to the LESSOR any extra premium of insurance that the company or companies insuring the Land and Building may exact in consequence of the business carried on by the LESSEE, of anything brought into or stored in the Premises by the LESSEE, or of the LESSEE’s operations. The LESSEE also covenants and agrees that he will indemnify the LESSOR against any and all claims made by other tenants of the Building who would suffer an increase in their insurance premiums in consequence of the business carried on by the LESSEE of anything brought into or stored in the Premises by the LESSEE, or of the LESSEE’s operations.

The LESSEE shall in no case bring into or store in the Premises anything which may make any insurance carried by the LESSOR or by any tenant in the Building liable to cancellation.

17.03 The LESSEE shall comply with the rules and requirements of the Canadian Underwriters Association or any successor body, and with the requirements of all insurance companies having policies of any kind whatsoever in effect covering the Land and Building including policies insuring against tort or delictual liability. In no event shall any inflammable materials or explosives be taken into or maintained within the Premises or Building.

17.04 The LESSEE shall indemnify and save harmless the LESSOR against all manner of liability, claims, damages or expenses in respect of any act or negligence of the LESSEE or its officers, representatives, employees, agents, guests or concessionnaires, in or about the Premises or due by reason of the non-respect of any of the provisions of this Lease by the LESSEE or its officers, representatives, employees, agents, guests or concessionnaires, including liability for personal injury or property damage of the officers, representatives, employees, agents, guests or concessionnaires of the LESSEE; notwithstanding any provision to the contrary contained in this Lease, any indemnification by reason of the non respect of any of the provisions of this Lease, of property damages, personnal injuries or death, which would arise during the term of this Lease, shall survive the termination of this Lease.

SECTION XVIII - SECURITY DEPOSIT

SECTION XIX - FIRE AND DESTRUCTION OF PREMISES

19.01 If the Building is damaged or destroyed by fire or by any other cause whatsoever or partially destroyed or damaged, and that the LESSOR decides not to restore or rebuild, whether the Premises be damaged or not, the LESSOR may, within ninety (90) days after such damages or destruction, give notice in writing to the LESSEE informing the latter of such decision, whereupon this Lease shall expire and the LESSEE shall immediately surrender the Premises and all interest therein to the LESSOR and shall pay rent up to the date that the Premises were damaged or destroyed or the date of surrender of the Premises, whichever shall first occur. Nevertheless, if the LESSOR shall decide to restore or rebuild the Building and/or the Premises, this Lease shall remain in full force and effect and the LESSOR agrees that the same shall be repaired with reasonable dispatch in which event the rent shall be diminished in proportion to the time and the part of the Premises of which the LESSEE has been deprived. In no case shall the LESSOR be liable to the LESSEE for any loss or damage occasioned by such fire or destruction.

19.02 If the LESSOR decides to restore or rebuild the Building or the Premises, it is expressly understood and agreed that the obligation of the LESSOR shall only extend to the rebuilding or the restoration in a manner substantially the same as that which is contained in Schedule “B” hereto as amended in order to conform with the plans, specifications and design chosen by the LESSOR at the moment of such rebuilding. All improvements which could be brought to the Premises other than those stated in Schedule “B” shall be the responsibility of the LESSEE who must repair and reequip the Premises on a level at least equivalent to that which existed before the date of the damages or of the destruction, the insurance proceeds received by the LESSEE for his property and improvements having to be held in trust by the LESSOR and the LESSEE, jointly, for the purpose of making such repairs and alterations.

SECTION XX - NON-RESPONSABILITY OF LESSOR

20.01 Save if attributable to the LESSOR’s gross negligence or the gross negligence of those for whom the LESSOR is responsible in law, the LESSOR shall not in any way be liable for damages, loss or destruction, arising in or upon the Premises or the Building, to property or to persons, nor personal damages, injuries or others suffered by the LESSEE, its officers, employees, representatives, agents, guests or concessionnaires at any time whatsoever and for whatever reason, case or circumstances surrounding such event, the LESSEE agreeing to indemnify and save harmless the LESSOR against any losses, costs, claims or demands in virtue of such damages, losses, injuries or destruction. Without restricting the generality of the foregoing, the LESSOR shall in no way be liable for damages which could be caused by water, snow, steam or rain which could penetrate into the Building, issue or flow from the pipes or plumbing or automatic sprinklers or which could come from any other part of the Building or from any other place or manner.

SECTION XXI - ROBERRY, THEFT, ETC.

21.01 Save if attributable to the LESSOR’s gross negligence or the gross negligence of those for whom the LESSOR is responsible in law, without restricting the generality of the foregoing Section, the LESSOR will not be liable for any damages of any kind or nature whatsoever to the Premises or to any goods, merchandise, securities, assets, fixtures, furniture, accessories or equipment belonging to the LESSEE or the LESSEE’s officers, employees, agents, visitors or concessionnaires resulting from robbery, burglary, theft or acts of violence of any kind and the LESSEE agrees to and undertakes to indemnify and save harmless the LESSOR against any claim or loss resulting therefrom.

SECTION XXII - DEFAULT

22.01 In any of the following events, to wit:

a)	if the LESSEE shall fail to pay the LESSOR any installment of rent or any additional rent after it shall have become due and payable as herein provided;

b)	if the LESSEE shall be declared dissolved, bankrupt or wound-up or shall make any general assignment for the benefit of its creditors or take or attempt to take the benefit of any insolvency, winding-up, bankruptcy or reorganization legislation or if a petition in bankruptcy or in winding-up or for reorganization shall be filed by or against the LESSEE or if a receiver or trustee be appointed for or enter in physical possession of the property of the LESSEE, or any part thereof;

c)	if the LESSEE shall assign, transfer, sublet or permit the use or occupation of the Premises by others except in a manner herein permitted;

d)	if any execution be issued against the property of the LESSEE pursuant to a judgment rendered against the LESSEE;

e)	if the LESSEE shall fail to take possession of the Premises or, if after having taken possession thereof, abandons them;

f)	if any insurance carried by the LESSOR or by any tenant in the Building be cancelled in consequence of the business or activities carried on by the LESSEE or in consequence of any thing brought into or stored in the Premises by the LESSEE;

g)	if the LESSEE shall default in the performance of any of its other obligations or does not conform to any conditions whatsoever under this Lease or shall violate any of the rules and regulations hereinafter set forth or hereafter to be established by the LESSOR.

This Lease shall be terminated forthwith, at the option of the LESSOR after written notice given by the LESSOR to the LESSEE. It is expressly agreed that such termination shall be in addition and without prejudice to all other rights as provided herein or as provided by law: the LESSOR may re-enter and re-let the Premises to whomsoever it may choose without further notice or demand being necessary and may recover from the LESSEE all amounts due hereunder at the date of such termination, expenses of such re-letting (including any repairs, decorating, alterations or improvements necessitated thereby) and rent for the three (3) months next succeeding the date of such termination or such longer period as may be allowed by law, all of which shall immediately become due and payable. Thereafter, the LESSEE shall pay to the LESSOR, as liquidated damages, until the end of the full term of this Lease, an amount equivalent to the rent at the rate provided in this Lease, less the sum of the net receipts (if any) derived by the LESSOR from the reletting of the Premises. For the purposes of this Section, “rent” means the rent payable in accordance with Section III hereof as well as all additional rent which may be due in accordance with this Lease.

SECTION XXIII - INSURANCE

23.01 Throughout the term of this Lease, the LESSEE must obtain and maintain:

a)	an insurance against general liability covering the business carried out in or upon the Premises as well as their occupation or use, including a coverage for personal injuries and death as well as third party property damage, for an amount of not less than TWO MILLIONS DOLLARS (2,000,000.00$) for each isolated occurrence or for such higher amount that LESSOR may from time to time reasonably request;

b)	an all risks insurance including fire with supplementary coverage, leakages from the automatic sprinklers and other fire protection equipment, earthquakes, land-slides and floods, covering furniture and moveable effects, equipment, inventory and securities, computers and all computer equipment, fixtures and leasehold improvements situated in the Premises as well as for all other property situated in or forming part of the Premises, including all mechanical or electrical systems (or any part of such systems) installed by the LESSEE in the Premises, the whole for the full amount of the replacement cost (without depreciation), resulting from each occurence;

c)	boiler and machinery insurance, in the case where any boiler or pressurized machine whatsoever is utilized in the Premises;

d)	an insurance against business interruption;

e)	an insurance covering the breakage of windows, window panes and shop windows for the full amount of their replacement cost;

f)	a LESSEE liability insurance;

g)	any other insurance which the LESSOR may reasonably request from time to time.

23.02 All of the insurance policies must (i) be in a form acceptable to the LESSOR, (ii) be issued by insurers reasonably acceptable to the LESSOR, and (iii) foresee that they cannot be cancelled or cannot expire by the simple passing of time without the insurer advising the LESSOR by a thirty (30) day written notice from the date of such cancellation or expiry. Every such insurance policy shall name the LESSOR, and any other person that LESSOR may designate as additional insured, according to his interest. All insurance against general liability must contain a clause of separation of interests or of cross liability between the LESSOR and the LESSEE. All other policies to which reference is hereabove made must contain a clause of renunciation to subrogatory rights which the insurer of the LESSEE could have against the LESSOR, the insurers of the LESSOR and the persons under the control and responsibility of the LESSOR. The LESSEE hereby renounces to any and all claims against the LESSOR as well as against any and all persons of which the LESSOR is responsible by virtue of law, by reason of the occurence of events for which the LESSEE must be insured in accordance herewith. The LESSEE shall, from time to time, furnish to the LESSOR true copies of all insurance policies as well as the renewals thereto.

23.03 The LESSEE agrees, that, in the event that he fails to obtain or to maintain all such insurance, the LESSOR may then obtain and maintain such insurance and pay the premiums thereon and, in such a case, the LESSEE undertakes to reimburse the LESSOR, on demand, as additional rent, the premiums so paid by the LESSOR.

SECTION XXIV - ELECTRIC CURRENT

24.01 The LESSOR (subject to its ability to obtain the same from its principal supplier) will cause the Premises to be supplied with electric current for the lighting and power required therein for the operation of the LESSEE’s reasonable needs, which current the LESSEE hereby agrees to take and receive from the LESSOR. The cost of such electric current are included in the operating expenses.

The obligation of the LESSOR hereunder shall be subject to all the rules or regulations of the Quebec Hydro Electric Commission or of any other municipal or governmental authority.

In the event that any special lighting (above the Building standards) or equipment (including but not limited to special heating, ventilating, air conditioning systems, printing presses computers etc.) is installed in the Premises or in any other event where LESSOR has reason to believe excess electricity is being consumed in the Premises, LESSOR shall have the right to survey or install a meter (at LESSEE’s expense) in order to verify the additional electricity consumed in surplus and the LESSEE shall pay any additional amount representing the said surplus as so shown.

SECTION XXV - RELOCATION

25.01 The LESSOR shall have the right at all times, notwithstanding any clause hereof, to relocate the LESSEE in other premises situated in the Building, at the expense of the LESSOR, provided that the new premises be of comparable dimensions and location and that the rent for the new premises remain the same as that for the Premises. If the LESSOR gives written notice to the LESSEE of such a relocation of its Premises after LESSEE has started or completed the installation of its partitions or other improvements, the LESSOR shall furnish the LESSEE with similar partitions and improvements of the same quality. The relocation of the Premises shall not affect in any way the validity of the other clauses and conditions of this Lease.

25.02 Notwithstanding any provision of this Lease or of any schedule appended hereto to the contrary, LESSOR reserves the right at any time and from time to time to change, alter, amend or expand the Building as LESSOR in its sole and entire discretion deems expedient, and without limiting the generality of the foregoing, the LESSOR may add additional floors to the Building, expand the height or the width of the Building, and/or change, alter and amend the location, dimensions or specifications of the pipes, wires, docks, electrical conduits or others, facilities, mechanical systems, common areas and other services of the Building (including those that may be situated in the Premises). LESSEE hereby waives and renounces to any and all claims as a consequence of such changes, alterations or amendments providing that the dimensions of the Premises remain substantially the same as those provided for herein. In the event where changes, alterations or amendments should result in additional land being utilized, such additional land shall be deemed to be included in the definition or description of “Land” as provided for in this Lease. In the event that any such changes, alterations or amendments result in a change of the rentable area of the Building, LESSEE’s proportionate share (as hereinabove described) shall be modified accordingly.

25.03 Notwithstanding anything else set forth in this Lease, the LESSOR’s right to relocate the LESSEE shall only be exercised after the LESSOR shall have given the LESSEE 90 days’prior written notice. Moreover, exercise of the right by the LESSOR shall not result, either during or after completion of the relocation, in any disturbance to or interference with access of the LESSEE, its employees and invitees to the Building in which are situated the Premises and access to the new premises shall not be any more difficult than access to the Premises. Lastly, the LESSOR shall be responsible for all incidental costs incurred by the LESSEE in connection with the relocation, including, without limitation, moving expenses, disconnection and reconnection of special utilities and services, and replacement of business stationery and publicity material which contains the address of the LESSEE.

SECTION XXVI - ADDITIONAL PROVISIONS

26.01

a)	Lessor. In the event of any sale or sales of the Land and Building or in the event of a lease of the Building or of the Land and Building, the LESSOR shall be and hereby is entirely released and relieved of all future covenants and obligations of the LESSOR hereunder, provided such purchaser or LESSEE agrees to assume and carry out any and all such covenants and obligations of the LESSOR under this Lease;

b)	Amendment of Lease. No consent or assent, change or waiver to all or part of this Lease shall be considered as valid unless a written document be hereto attached and signed by the LESSOR. The LESSOR shall not be deemed to have waived any stipulation or condition on its behalf in this Lease except by express written consent of the LESSOR and any delay or abstention by the LESSOR to exercise the rights which he has by virtue of such a clause must not be constitued as a renunciation on its part of the accomplishment by the LEESEE of all the provisions or conditions of this Lesse; until the full accomplishment by the LESSEE of every such clause, provision or condition, the LESSOR may, at all times, invoke any remedies available under this Lease or by law, notwithstanding any such abstention, delay forebearance or indulgence on its part;

c)	Late payments. The acceptance by the LESSOR of any postdated cheque or money owing for rent after its due date is to be considered as a mode of collection only, without novation of, nor derogation from, any of the LESSOR’s rights, recourses and actions in virtue of this Lease which demands punctual payment of all obligations. All sums owing by the LESSEE under this Lease not paid when due will bear interest at a rate equivalent to the prime lending rate of the Bank of Montreal, from time to time in effect, plus five per cent (5%);

d)	Lessee. All the covenants herein contained shall be deemed to have been made by and with the heirs, executors, administrators, successors and assigns of each of the parties hereto, and if there be more than one LESSEE, the covenants herein contained on the part of the LESSEE shall be construed as being several as well as joint and where necessary reference to the LESSEE as being of the masculine gender or in the singular number may be construed as being in the feminine or neuter gender or in the plural number;

e)	Broker’s fees. For and in consideration of the granting of this Lease, the LESSEE represent and warrants that no broker, agent or other intermediary has negotiated or has been at the origin of the execution and the negotiation of this Lease;

f)	Notices and demands. Any notice or demand given by the LESSOR to the LESSEE shall be deemed to be duly given when served upon personnally to the LESSEE or when mailed to the LESSEE at the address of the Premises. A true copy of any notice must be sent to the LESSEE’s head office. The LESSEE elects domicile in the Premises for the purpose of services of all notices, writs of summons or other legal documents in any suit at law, action or procedure which the LESSOR may take under this Lease;

g)	Costs and publication of the Lease. The parties agree, that to the extent that the LESSEE wishes to publish its rights in the registry offices, that they shall sign the summary of lease attached hereto as Schedule “F”. The publication costs shall be at the LESSEE’s expense. The summary does not effect novation and the parties agree that this Lease shall have precedence in case of any discrepancy with the summary. The LESSEE shall, at the termination of the Lease, cause the registration of such summary to be cancelled at its expense.

h)	Additional rent. All monies payable pursuant to this Lease by the LESSEE to the LESSOR shall be payable immediately when due and shall be considered as additional rent and collectible as such;

i)	Prior agreements. The present Lease cancels and replaces and any all prior leases or agreements, written or otherwise, entered into between the LESSOR and the LESSEE regarding the Premises leased hereunder.

j)	Nullity of any clause. If any clause or provision of this Lease is adjudged invalid, the same shall not affect the validity or any other clause or provision of this Lease or constitute any other cause of action in favour of either party against the other.

SECTION XXVII - RULES AND REGULATIONS

27.01 The rules and regulations more fully described in Schedule “C” of this Lease and concerning the Building shall, during the term of this Lease, be observed by the LESSEE, its officers, clerks, employees, agents, guests and concessionnaires, and the LESSOR shall have the right to make reasonable alterations to such rules and regulations and to make such other and further reasonable rules and regulations as may from time to time be needful for the safety, care and cleanliness of the Building and of the Premises and for the preservation of good order therein, and these additional rules and regulations shall be observed by the LESSEE, its officers, clerk, employees, agents, guests and concessionnaires. The LESSOR may renounce to the application of one or more of the rules and regulations towards one or more lessees, but such renunciation on the part of the LESSOR must at no time be considered as a renunciation to the application of all of the rules and regulations towards another lessee or other lessees, nor prevent the LESSOR to apply or have applied thereafter all such rules and regulations against one or more of the lessees of the Building. The LESSOR agrees to advise the LESSEE in writing of any changes in the rules and regulations.

SECTION XXVIII - MORTGAGES AND SUBORDINATION

28.01 This Lease and all rights of LESSEE hereunder shall be subject and subordinate at all times to any and all, underlying leases, mortgages, hypothecs or trust deeds affecting the Building and/or the Land which have been executed or which may at any time hereafter be executed, and any and all extensions and renewals thereof and substitutions therefor. LESSEE agrees to execute any instrument or instruments which LESSOR may deem necessary or desirable to evidence the subordination of this Lease to any or all such underlying leases, mortgages, hypothecs or trust deeds.

28.02 LESSEE covenants and agrees that if by reason of default upon the part of the LESSOR as lessee under any underlying lease in the performance of any of the terms or provisions of such underlying lease or by reason of a default under any mortgage, hypothec or trust deed to which this Lease is subject or subordinate, LESSOR’s title shall be terminated, and LESSEE shall recognize the rights of the new LESSOR under such underlying lease or the acquirer of the Building pursuant to any action taken under any such mortgage, hypothec or trust deed, and will recognize such LESSOR or such acquirer as LESSEE’s LESSOR under this Lease.

28.03 LESSEE waives the provisions of any statute or rule or law now and hereafter in effect which may give or purport to give the LESSEE any right of election to terminate this Lease or to surrender possession of the Premises in the event any such procedure to terminate the underlying lease is brought by the lesson under any such underlying lease or any such action is taken under any such mortgage, hypothec or trust deed and agrees and accepts that this Lease shall not be affected in any way whatsoever by such procedures.

28.04 LESSEE agrees to execute and deliver, at any time and from time to time, upon the request of LESSOR or of the LESSOR under any such underlying lease, or of the holder of any such mortgage, hypothec or trust deed, any instrument which may be necessary or appropriate to evidence such recognition of the rights of the new owner or of the new LESSOR.

28.05 LESSEE will, upon request of LESSOR, furnish to the LESSOR under any underlying lease and/or to each creditor under a mortgage, hypothec or trust deed a written statement that this Lease is in full force and effect and that the LESSOR has complied with all its obligations under this Lease (or state those with which it has not complied) and any other reasonable written statement, document or certificate requested by any such creditor.

SECTION XXIX - SCHEDULES

29.01 Schedules “A”, “B”, “C”, “D”, “E” and “F” attached hereto and initialed for purposes of identification, are included in and form and integral part of this Lease.

IN WITNESS WHEREOF, the parties have executed signed as follows:

THE LESSOR at Sillery this 16th day of April 1996.

INDUSTRIAL-ALLIANCE LIFE INSURANCE COMPANY

/s/ ILLEGIBLE	/s/ ILLEGIBLE
Witness

/s/ ILLEGIBLE	/s/ ILLEGIBLE
Witness

THE LESSEE at MISSISSAUGA this 22nd day of March 1996.

PRIMERICA LIFE INSURANCE COMPANY OF CANADA

/s/ ILLEGIBLE
Witness

/s/ ILLEGIBLE
Witness

ASSIGNMENT OF LEASE

BETWEEN:	INDUSTRIAL-ALLIANCE LIFE INSURANCE COMPANY in the form of a Mutual life insurance company constituted under an Act respecting insurance (R. S. Q. chapter A-32) having its head office at 1080 Saint-Louis Road, Sillery, Province of Quebec, G1K 7M3 and having its establishment directly concerned at the same address herein acting and represented by declared duly authorized under a resolution passed at a meeting of the board of directors of the aforesaid company, held on , 199 .

(hereinafter referred to as the «Lessor»)

AND:	PRIMERICA LIFE INSURANCE COMPANY OF CANADA, in the form of life insurance company incorporated under the Insurance Companies Act of Canada, having its head office at 350 Burnhamthorpe Road West, suite 301, Mississauga, Ontario, L5B 3Jl and having its establishment directly concerned at 1600 Saint-Martin Boulevard East, Laval, Province of Quebec herein acting and represented by J. Garth Laurie, Vice-president, Finance, declared duly authorized under a resolution passed at a meeting of the board of directors of the aforesaid company, held on May 8th, 1996.

(hereinafter referred to as the «Assignor»)

AND:	PRIMERICA FINANCIAL SERVICES LTD, duly incorporated under Canada Business Corporations Act, having its head office at 350 Burnhamthorpe Road West, suite 301, Mississauga, Ontario, L5B 3Jl and having its establishment directly concerned at 1600 Saint-Martin Boulevard East, Laval, Province of Quebec herein acting and represented by J. Garth Laurie, Vice-president, Finance, declared duly authorized under a resolution passed at a meeting of the board of directors of the aforesaid company, held on August 28th, 1996.

(hereinafter referred to as the «Assignee»)

WHEREAS the Assignor and the Lessor have signed an agreement of lease respectively on March 22, 1996 and April 16, 1996 for a premises situated on the 7th floor of the building bearing civic number 1600 Saint-Martin Boulevard East, Laval, the whole as described in the agreement of lease (hereinafter referred to as the «Lease»);

WHEREAS the Assignor wishes to transfer and assign the Lease, its rights in and to the premises and its rights and options contained in the Lease, all as constituted on the effective date hereinafter referred to, to the Assignee and the Assignee wishes to accept such transfer and assignment under the terms and conditions hereinafter set forth, effective on the said effective date;

WHEREAS the Lessor is prepared to grant its consent to such transfer and assignment under the terms and conditions hereinafter set forth;

NOW THEREFORE IN CONSIDERATION OF THE FOREGOING, THE PARTIES HAVE AGREED AS FOLLOWS:

1.	The preamble to the present agreement shall form part hereof as though recited out at length herein.

2.	Except as hereinafter specifically modified, supplemented and amended, and as so modified, supplemented and amended, the Lease shall remain in full force and effect.

3.

Effective on the 1st day of January, 1997 (in this agreement referred to as the «Effective Date») the Assignor transfers and assigns to the Assignee, hereto present accepting, all of the Assignor’s rights in and to the Lease, the Premises and its rights and options contained in the Lease, all as constituted on the Effective Date, the whole at the Assignee’s sole and absolute property. From the Effective Date, the Assignee assumes, to the Assignor’s exoneration, all of the Assignor’s obligations under the Lease, as constituted on the Effective Date, not required to have been paid, observed and performed by the Assignor prior to the Effective Date.

4.	The Assignor and the Assignee hereby covenant and agree that as of and from the Effective Date, the Assignor shall remain bound solidarily with the Assignee for the due and prompt payment, performance and observance of all tenant obligations under the Lease, as constituted from time to time, required to be paid observed or performed after the Effective Date and that as of and from the Effective Date the Assignor is not released from the performance of any of the terms, covenants and conditions contained therein.

5.	The Lessor confirms that it consents to the transfer and assignment contemplated herein.

IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED AS FOLLOWS:

THE LESSOR AT SILLERY THIS 8th DAY OF OCTOBER 1997.

INDUSTRIAL-ALLIANCE LIFE INSURANCE COMPANY

/s/ ILLEGIBLE	/s/ ILLEGIBLE
Witness

/s/ ILLEGIBLE
Witness

THE ASSIGNOR AT MISSISSAUGA THIS 22 DAY OF AUGUST 1997.

PRIMERICA LIFE INSURANCE COMPANY OF CANADA

/s/ Linda Caccaro	/s/ J. Garth Laurie
Witness

/s/ Linda Caccaro	/s/ ILLEGIBLE
Witness

THE ASSlGNEE AT MISSISSAUGA THIS 22 DAY OF AUGUST 1997.

PRIMERICA FINANCIAL SERVICES LTD

/s/ Linda Caccaro	/s/ J. Garth Laurie
Witness

/s/ Linda Caccaro	/s/ ILLEGIBLE
Witness

2

ADDENDUM OF LEASE

AGREEMENT OF RENEWAL

BETWEEN:	INDUSTRIAL-ALLIANCE LIFE INSURANCE COMPANY in the form of a Mutual life insurance company constituted under an Act respecting insurance (R.S.Q. chapter A-32) having its head office at 1080 Saint-Louis Road, Sillery, Province of Quebec, G1K 7M3 and having its establishment directly concerned at the same address herein acting and represented by declared duly authorized under a resolution passed at a meeting of the board of directors of the aforesaid company, held on , 199 .

(hereinafter referred to as the «Lessor»)

AND:	PRIMERICA LIFE INSURANCE COMPANY OF CANADA duly incorporated under Canada Business Corporations Act, having its head office at 2000 Argentia Road, Plaza V, suite 300, Mississauga, Ontario, L5N 2R7 and having its establishment directly concerned at 1600 Saint-Martin Boulevard East, Laval, Province of Quebec herein acting and represented by J. Garth Laurie, Vice-president, Finance, declared duly authorized under a resolution passed at a meeting of the board of directors of the aforesaid company, held on

(hereinafter referred to as the «Lessee»)

WHEREAS the Lessor and Primerica Life Insurance Company of Canada have signed an agreement of lease respectively on March 22, 1996 and April 16, which lease has been transfered and assigned to the Lessee on October 8, 1997, for a premises situated on the 7th floor of the building bearing civic number 1600 Saint-Martin Boulevard East, Laval, the whole as described in the agreement of lease and the assignment of lease (hereinafter collectively referred to as the « Lease »);

WHEREAS the Lessee has exercised its renewal option at the conditions agreed between the parties in a letter dated August 28, 1998 and the parties desire to modify the Lease consequently.

NOW THEREFORE IN CONSIDERATION OF THE FOREGOING, THE PARTIES HAVE AGREED AS FOLLOWS:

1.	The preamble shall form part hereof as though recited out a length herein.

2.	Except as hereinafter specifically modified, supplemented and amended, and as so modified. supplemented and amended, the Lease shall remain in full force and effect.

3.	All modifications provided to the Lease by the present agreement are effective on January 1st, 1999.

4.	The lease is renewed for the period commencing January 1st, 1999 and ending December 31. 2003: article 2.01 of the Lease being modified consequently.

5.	Section III of the lease – Rental is replaced by the following:

« This renewal is made in consideration of the payment of an annual rental of six thousand five hundred and seventy-one dollars and fifty cents (6,571.50 $) which the Lessee undertakes to pay to the Lessor in canadian currency at the principal place of business of the Lessor, without the latter having to make any demand for such rental, in monthly instalments of five hundred forty-seven dollars and sixty-three cents (547.63 $); this rental is payable in advance on the first day of each month during all the term of this renewal. The amount of any instalment which corresponds to a leasing term of less than one (1) month shall be calculated according to the number of days in which the Premises were occupied.

The rental payable in accordance with this section is based on a net-net rental of six dollars and fifty cents per square foot (6.50 $ / sq.ft) per annum, the Lessee and the Lessor agreeing that this Lease is a net-net type Lease. »

6.	The Lessee hereby recognizes that it exercises his renewal option described at the Schedule-D of the Lease and in consequence the provisions of this Schedule are now null and void and of the further effect.

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7.	Schedule « E » of the Lease is modified to add article 3 – Indoor parking: « Lessor will provide one (1) indoor parking space to the Lessee at no cost for the renewal period. »

IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED AS FOLLOWS:

THE LESSOR AT SILLERY THIS 12th DAY OF JANUARY 2000.

INDUSTRIAL ALLIANCE LIFE INSURANCE COMPANY

/s/ ILLEGIBLE	/s/ ILLEGIBLE
witness

witness

THE LESSEE AT MISSISSAUGA THIS 31st DAY OF DECEMBER 1999.

PRIMERICA LIFE INSURANCE COMPANY OF CANADA

/s/ Linda L. Caccaro	/s/ J. Garth Laurie
witness

witness

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ASSIGNMENT OF LEASE

BETWEEN:	INDUSTRIAL-ALLIANCE LIFE INSURANCE COMPANY in the form of a Mutual life insurance company constituted under an Act respecting insurance (R.S.Q. chapter A-32) having its head office at 1080 Saint-Louis Road, Sillery, Province of Quebec, G1K 7M3 and having its establishment directly concerned at the same address herein acting and represented by declared duly authorized under a resolution passed at a meeting of the board of directors of the aforesaid company, held on , 199 .

(hereinafter referred to as the «Lessor»)

AND:	PRIMERICA FINANCIAL SERVICES LTD, duly incorporated under Canada Business Corporations Act, having its head office at 2000 Argentia Road, Plaza V, suite 300, Mississauga, Ontario, L5N 2R7 and having its establishment directly concerned at 1600 Saint-Martin Boulevard East, Laval, Province of Quebec herein acting and represented by J. Garth Laurie, Vice-president, Finance,

(hereinafter referred to as the «Assignor»)

AND:	PRIMERICA LIFE INSURANCE COMPANY OF CANADA, in the form of life insurance company incorporated under the Insurance Companies Act of Canada, having its head office at 2000 Argentia Road, Plaza V, suite 300, Mississauga, Ontario, L5N 2R7 and having its establishment directly concerned at 1600 Saint-Martin Boulevard East, Laval, Province of Quebec herein acting and represented by J. Garth Laurie, Vice-president, Finance,

(hereinafter referred to as the «Assignee»)

WHEREAS the Assignee and the Lessor have signed an agreement of lease respectively on March 22, 1996 and April 16, 1996 for a premises situated on the 7th floor of the building bearing civic number 1600 Saint-Martin Boulevard East, Laval, the whole as described in the agreement of lease (hereinafter referred to as the «Lease»);

WHEREAS the Assignee has transfered and assigned the Lease, its rights in and to the premises and its rights and options contained in the Lease, all as constituted on the 1st day of January 1997 to the Assignor.

WHEREAS the Assignor and the Lessor have signed an agreement of renewal respectively on the 13th day of October, 1998, and August 28, 1998, for the same premises.

WHEREAS the Assignor wishes to transfer and assign the Lease, its rights in and to the premises and its rights and options contained in the Lease, all as constituted on the effective date hereinafter referred to, to the Assignee and the Assignee wishes to accept such transfer and assignment under the terms and conditions hereinafter set forth, effective on the said effective date;

WHEREAS the Lessor is prepared to grant its consent to such transfer and assignment under the terms and conditions hereinafter set forth;

NOW THEREFORE IN CONSIDERATION OF THE FOREGOING, THE PARTIES HAVE AGREED AS FOLLOWS:

1.	The preamble to the present agreement shall form part hereof as though recited out at length herein.

2.	Except as hereinafter specifically modified, supplemented and amended, and as so modified, supplemented and amended, the Lease shall remain in full force and effect.

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3.

Effective on the 16th day of December, 1999 (in this agreement referred to as the «Effective Date»), the Assignor transfers and assigns to the Assignee, hereto present accepting, all of the Assignor’s rights in and to the Lease, the Premises and its rights and options contained in the Lease, all as constituted on the Effective Date, the whole at the Assignee’s sole and absolute property. From the Effective Date, the Assignee assumes, to the Assignor’s exoneration, all of the Assignor’s obligations under the Lease, as constituted on the Effective Date, not required to have been paid, observed and performed by the Assignor prior to the Effective Date.

4.	The Assignor and the Assignee hereby covenant and agree that as of and from the Effective Date, the Assignor shall remain bound solidarily with the Assignee for the due and prompt payment, performance and observance of all tenant obligations under the Lease, as constituted from time to time, required to be paid observed or performed after the Effective Date and that as of and from the Effective Date the Assignor is not released from the performance of any of the terms, covenants and conditions contained therein.

5.	The Lessor confirms that it consents to the transfer and assignment contemplated herein.

IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED AS FOLLOWS :

THE LESSOR AT SILLERY THIS 22nd DAY OF DECEMBER 1999.

INDUSTRIAL-ALLIANCE LIFE INSURANCE COMPANY

/s/ ILLEGIBLE	/s/ ILLEGIBLE
witness

witness

THE ASSIGNOR AT MISSISSAUGA THIS 20th DAY OF DECEMBER 1999.

PRIMERICA FINANCIAL SERVICES LTD

/s/ ILLEGIBLE	/s/ J. Garth Laurie
witness

witness

THE ASSIGNEE AT MISSISSAUGA THIS 20th DAY OF DECEMBER 1999.

PRIMERICA LIFE INSURANCE COMPANY OF CANADA

/s/ ILLEGIBLE	/s/ J. Garth Laurie
witness

witness

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ADDENDUM OF LEASE (NO 2)

BETWEEN:	INDUSTRIAL-ALLIANCE LIFE INSURANCE COMPANY having its head office at 1080 St. Louis Road, Sillery, Province of Quebec, G1K 7M3 herein acting through its representatives duly authorized for the purposes hereof by a resolution of the board of directors adopted at a meeting held on N/A

(hereinafter referred to as the « Lessor »)

AND:	PRIMERICA LIFE INSURANCE COMPANY OF CANADA, duly incorporated under The Insurance Companies Act (Canada), having its head office at 2000 Argentia Road, Plaza 5, Suite 300, Mississauga, Ontario, L5N 2R7 and having its establishment directly concerned at 1600 Saint-Martin Boulevard East, Laval, Province of Quebec herein acting and represented by John Adams declared duly authorized under a by-law for the aforesaid company.
(hereinafter referred to as the « Lessee »)

WHEREAS the Lessee and the Lessor have signed an agreement of lease respectively on March 22, 1996 and on April 16, 1996, as amended by a first addendum of lease signed on December 31, 1999 and on January 12, 2000, for a premises situated on the 7th floor of the building bearing civic number 1600 Saint-Martin Boulevard East, Laval, the whole as described in the agreement of lease and the first addendum of lease (hereinafter collectively referred to as the « Lease »);

WHEREAS the term of the Lease expires on the 31st day of December, 2003;

WHEREAS the Lessor and the Lessee agree to extend the term of the Lease for an additional period of five (5) years at the following conditions;

NOW THEREFORE IN CONSIDERATION OF THE FOREGOING, THE PARTIES HAVE AGREED AS FOLLOWS:

1.	The preamble shall form part hereof as though recited out at length herein.

2.

The term of the Lease is hereby extended for an additional period of five (5) years commencing January 1st, 2004 and ending December 31, 2008. Section II - TERM of the Lease being modified consequently.

3.	Section III - RENTAL is modified by adding the following:

« This extension term is made in consideration of the payment of an annual rental of SEVEN THOUSAND FOUR HUNDRED DOLLARS AND FIFTY-TWO CENTS (7,400.52$) which the Lessee undertakes to pay to the Lessor in canadian currency at the principal place of business of the Lessor, without the latter having to make any demand for such rental, in monthly instalments of SIX HUNDRED AND SIXTEEN DOLLARS AND SEVENTY-ONE CENTS (616.71$); this rental is payable in advance on the first day of each month during all the term of this extension. The amount of any instalment which corresponds to a leasing term of less than one (1) month shall be calculated according to the number of days in which the Premises were occupied.

The rental payable in accordance with this section is based on a net-net rental of SEVEN DOLLARS AND THIRTY-TWO CENTS (7.32$) per square foot per annum, the Lessee and the Lessor agreeing that this Lease is a net-net type Lease. »

4.	The Schedule « B » - LEASEHOLD IMPROVEMENTS is modified by adding the following terms:

« On January 1st, 2004, the Lessor shall spend a maximum of ONE DOLLAR AND FIFTY CENTS (1.50$) per square foot of rentable area for the painting of the Premises. Any excess shall be paid by the Lessee. This work shall be made under the terms and conditions of Section XIII of the lease. »

5.	Except as hereinafter specifically modified, supplemented and amended, and as so modified, supplemented and amended, the Lease shall remain in full force and effect for this extension term.

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6.	This addendum of lease (no 2) is open for acceptance until 4:00 p.m. on , 2003 after which date and time it will become null and void and of no further effect. Acceptance of this addendum of lease (no 2) may be made only by its signature by the Lessee and by the return of the original to Lessor within the delay referred to above.

7.	Schedule “E” of the Lease is modified to add article 3 – Indoor parking: “Lessor will provide one (1) indoor parking space to the Lessee at no cost for the renewal period.”

IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED AS FOLLOWS :

THE LESSEE AT MISSISSAUGA, ONTARIO, THIS 27th DAY OF JUNE 2003.

PRIMERICA LIFE INSURANCE COMPANY OF CANADA

/s/ ILLEGIBLE	/s/ ILLEGIBLE
witness

/s/ ILLEGIBLE	/s/ ILLEGIBLE
witness

THE LESSOR AT QUEBEC, THIS 10 DAY OF JULY 2003.

INDUSTRIAL-ALLIANCE LIFE INSURANCE COMPANY

/s/ ILLEGIBLE	/s/ ILLEGIBLE
witness

witness

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ADDENDUM OF LEASE (NO 3)

BETWEEN:	INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC. (FORMERLY KNOWN INDUSTRIAL-ALLIANCE LIFE INSURANCE COMPANY) having its head office at 1080 Grande Allee West, Quebec, Province of Quebec, G1K 7M3 herein acting through its representatives duly authorized for the purposes hereof by a resolution of the board of directors adopted at a meeting held on .

(hereinafter referred to as the « Lessor »)

AND:	PRIMERICA LIFE INSURANCE COMPANY OF CANADA, duly incorporated under The Insurance Companies Act (Canada), having its head office at 2000 Argentia Road, Plaza 5, Suite 300, Mississauga, Ontario, L5N 2R7 and having its establishment directly concerned at 1600 Saint-Martin Boulevard East, Laval, Province of Quebec herein acting and represented by John Adams declared duly authorized by-law for the aforesaid company.

(hereinafter referred to as the « Lessee »)

WHEREAS the Lessee and the Lessor have signed an agreement of lease respectively on March 22, 1996 and on April 16, 1996, as amended by a first addendum of lease signed on December 31, 1999 and on January 12, 2000 and a second addendum of lease signed on June 27th, 2003 and on July 10, 2003, for a premises situated on the 7 th floor of the building bearing civic number 1600 Saint-Martin Boulevard East, Laval, the whole as described in the agreement of lease, the first addendum of lease and the second addendum of lease (hereinafter collectively referred to as the « Lease »);

WHEREAS the term of the Lease expires on the 31st day of December, 2008;

WHEREAS the Lessor and the Lessee agree to extend the term of the Lease for an additional period of five (5) years at the following conditions;

NOW THEREFORE IN CONSIDERATION OF THE FOREGOING, THE PARTIES HAVE AGREED AS FOLLOWS:

1.	The preamble shall form part hereof as though recited out at length herein.

2.

The term of the Lease is hereby extended for an additional period of five (5) years commencing January 1st, 2009 and ending December 31, 2013. Section II - TERM of the Lease being modified consequently.

3.	Section III - RENTAL is modified by adding the following:

« This extension term is made in consideration of the payment of an annual rental of EIGHT THOUSAND TWO HUNDRED NINETY DOLLARS AND TWENTY CENTS ($8 290.20) which the Lessee undertakes to pay to the Lessor in canadian currency at the principal place of business of the Lessor, without the latter having to make any demand for such rental, in monthly instalments of SIX HUNDRED NINETY DOLLARS AND EIGHTY-FIVE CENTS ($690.85); this rental is payable in advance on the first day of each month during all the term of this extension. The amount of any instalment which corresponds to a leasing term of less than one (1) month shall be calculated according to the number of days in which the Premises were occupied.

The rental payable in accordance with this section is based on a net-net rental of EIGHT DOLLARS AND TWENTY CENTS ($8.20) per square foot per annum, the Lessee and the Lessor agreeing that this Lease is a net-net type Lease. »

4.	The Schedule « B » - LEASEHOLD IMPROVEMENTS is modified by adding the following terms:

« The Lessor shall make in the Leased Premises, at its expense, the cleaning of carpets. »

5.	Except as hereinafter specifically modified, supplemented and amended, and as so modified, supplemented and amended, the Lease shall remain in full force and effect for this extension term.

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6.

This addendum of lease (no 3) is open for acceptance until 4:00 p.m. on October 3rd, 2008 after which date and time it will become null and void and of no further effect. Acceptance of this addendum of lease (no 3) may be made only by its signature by the Lessee and by the return of the original to Lessor within the delay referred to above.

7.	Schedule “E” of the Lease is modified to add article 3 – Indoor parking: “Lessor will provide one (1) indoor parking space to the Lessee at no cost for the renewal period.”

IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED AS FOLLOWS:

THE LESSEE AT MISSISSAUGA, THIS 2nd DAY OF OCTOBER 2008.

PRIMERICA LIFE INSURANCE COMPANY OF CANADA

/s/ ILLEGIBLE	/s/ John A. Adams
witness

/s/ ILLEGIBLE	/s/ ILLEGIBLE
witness

THE LESSOR AT QUEBEC, THIS 8 DAY OF OCTOBER 2008.

INDUSTRIAL ALLIANCE INSURANCE AND FINANCIAL SERVICES INC.

/s/ ILLEGIBLE	/s/ ILLEGIBLE
witness

witness

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